UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2012

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, Tower International, Inc. issued a press release announcing the appointment of Mr. Par Malmhagen, 49, as President, Tower Europe, effective June 1, 2012. Mr. Malmhagen succeeds Dr. Gyula Meleghy, President International Operations.

On April 26, 2012, Tower and Dr. Meleghy entered into an Agreement for the early termination of Tower's service agreement with Dr. Meleghy who is retiring from the company, effective April 30, 2012.  Pursuant to the Agreement, Dr. Meleghy will be available to ensure a smooth transition of responsibilities to Mr. Malmhagen and will be subject to certain restrictive covenants, including confidentiality of proprietary information and, through December 31, 2013, non-solicitation of employees and certain non-compete covenants pertaining to existing and replacement orders with Tower customers.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Tower International, Inc. press release dated April 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
	Name:	Jeffrey Kersten
	Title:	Senior Vice President and Corporate Controller

Dated: April 30, 2012

EXHIBIT INDEX

Exhibit 99.1 Tower International, Inc. press release dated April 30, 2012